Exhibit 99.3
SYNOVIS LIFE TECHNOLOGIES, INC.
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited)
(in thousands)

	Historical		Pro Forma		Pro Forma
As of April 30, 2009	Synovis	Pegasus	Adjustments	Notes	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$22,494	$858	$(13,177)	(a)(b)	$10,175
Restricted cash	2,950	—	—		2,950
Short-term investments	30,443	—	—		30,443
Accounts receivable, net	7,411	1,395	(1,345)	(c)	7,461
Inventories	5,669	897	1,156	(c)	7,722
Other current assets	1,824	288	(246)	(b)	1,866

Total current assets	70,791	3,438	(13,612)		60,617

Investments, net	11,279	—	—		11,279
Property, plant and equipment, net	3,079	823	(149)	(c)	3,753
Goodwill	3,462	—	—		3,462
Other intangible assets, net	1,662	—	6,000	(d)	7,662
Deferred income tax asset, net	490	—	1,286	(e)	1,776

Total assets	$90,763	$4,261	$(6,475)		$88,549

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,088	$578	$(578)	(b)	$1,088
Accrued expenses	4,515	1,236	(1,236)	(b)	4,515
Notes payable	—	5,806	(5,806)	(b)	—
Deferred income tax liability, net	147	—	—		147

Total current liabilities	5,750	7,620	(7,620)		5,750

Preferred stock purchase warrants	—	376	(376)	(b)	—

Total liabilities	5,750	7,996	(7,996)		5,750

Shareholders’ equity:
Preferred stock	—	11	(11)	(f)	—
Common stock	115	4	(4)	(f)	115
Additional paid-in capital	64,610	32,978	(32,978)	(f)	64,610
Accumulated other comprehensive loss	(3,424)	—	—		(3,424)
Retained earnings (accumulated deficit)	23,712	(36,728)	34,514	(f)	21,498

Total shareholders’ equity	85,013	(3,735)	1,521		82,799

Total liabilities and shareholders’ equity	$90,763	$4,261	$(6,475)		$88,549

SYNOVIS LIFE TECHNOLOGIES, INC.
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Historical		Pro Forma		Pro Forma
For the six months ended April 30, 2009	Synovis	Pegasus	Adjustments	Notes	Consolidated

Net revenue	$28,169	$3,739	$—		$31,908
Cost of revenue	8,049	1,740	—		9,789

Gross margin	20,120	1,999	—		22,119

Operating expenses:
Selling, general and administrative	13,339	6,750	272	(g)	20,361
Research and development	1,767	1,078	—		2,845

Operating expenses	15,106	7,828	272		23,206

Operating income (loss)	5,014	(5,829)	(272)		(1,087)
Interest income (expense), net	576	(153)	153	(j)	576

Income (loss) before provision for income taxes	5,590	(5,982)	(119)		(511)
Provision for (benefit from) income taxes	1,845	0	(2,034)	(i)	(189)

Net income (loss)	$3,745	$(5,982)	$1,915		$(322)

Basic and diluted earnings (loss) per share	$0.32				$(0.03)

Weighted average common shares outstanding:
- Basic	11,628				11,628
- Diluted	11,866				11,628

SYNOVIS LIFE TECHNOLOGIES, INC.
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
For the year ended October 31, 2008	Synovis	Pegasus	Adjustments	Notes	Consolidated

Net revenue	$49,800	$9,124	$—		$58,924
Cost of revenue	15,656	4,369	—		20,025

Gross margin	34,144	4,755	—		38,899

Operating expenses:
Selling, general and administrative	23,702	15,824	545	(h)	40,071
Research and development	3,248	2,815	—		6,063

Operating expenses	26,950	18,639	545		46,134

Operating income (loss)	7,194	(13,884)	(545)		(7,235)
Interest income (expense), net	2,077	(121)	121	(j)	2,077

Income (loss) from continuing operations before provision for income taxes	9,271	(14,005)	(424)		(5,158)
Provision for (benefit from) income taxes	3,106	—	(5,014)	(i)	(1,908)

Income (loss) from continuing operations	6,165	(14,005)	4,590		(3,250)

Discontinued operations:
Income (loss) from operations of discontinued business, net of tax benefit of $10	(20)	—	—		(20)
Gain on sale of discontinued operations, net of taxes of $6,083	5,340	—	—		5,340

Net income (loss)	$11,485	$(14,005)	$4,590		$2,070

Basic earnings (loss) per share:
- Continuing operations	$0.50				$(0.26)
- Discontinued operations	0.43				0.43

Basic earnings per share	$0.93				$0.17

Diluted earnings (loss) per share:
- Continuing operations	$0.48				$(0.26)
- Discontinued operations	0.42				0.42

Diluted earnings per share	$0.90				$0.16

Weighted average common shares outstanding:
- Basic	12,395				12,395
- Diluted	12,721				12,721

SYNOVIS LIFE TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(in thousands)
(1) BASIS OF PRO FORMA PRESENTATION:
On July 17, 2009, Synovis Life Technologies, Inc. (“Synovis” or the “Company”), through its wholly-owned subsidiary Synovis Orthopedic and Woundcare, Inc. (formerly known as Synovis Surgical Sales, Inc.), completed the acquisition of substantially all of the assets of Pegasus Biologics, Inc., a Delaware corporation (“Pegasus”), from Comerica Bank (“Comerica”) pursuant to a Foreclosure Sale Agreement with Comerica dated as of July 2, 2009 (the “Foreclosure Sale Agreement”). The acquisition resulted from a sealed bid auction process after Pegasus effectively ceased operations when attempts to raise additional operating capital were unsuccessful. Pegasus, a privately held medical device company based in Irvine, California, focused on the development of advanced biological solutions for soft tissue repair.
The unaudited pro forma combined condensed balance sheet as of April 30, 2009 is based on the historical financial statements of Synovis and Pegasus after giving effect to the acquisition adjustments resulting from the acquisition of Pegasus. The unaudited pro forma combined condensed balance sheet is presented as if the acquisition had occurred on April 30, 2009.
The unaudited pro forma combined condensed statement of operations for the year ended October 31, 2008 is based on the historical financial statements of Synovis then ended and of Pegasus for the year ended December 31, 2008, after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statement of operations for the six months ended April 30, 2009 is based on the historical financial statements of Synovis for the period then ended and of Pegasus for the six months ended June 30, 2009, after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statements of operations are presented as if the Pegasus acquisition had occurred on November 1, 2007.
(2) ACQUISITION OF PEGASUS:
On July 17, 2009, the Company, through its wholly-owned subsidiary Synovis Orthopedic and Woundcare, Inc., completed the acquisition of substantially all of the assets of Pegasus. Synovis paid $12,100 in cash to Comerica for the assets transferred. Synovis purchased the assets on an “as is,” “where is” basis and without recourse, subject to the representations and warranties provided for in the Foreclosure Sales Agreement.
The Company accounted for the acquisition of substantially all of the assets of Pegasus under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Accordingly, the purchase price was allocated to the tangible and intangible assets acquired based on the Company’s determination of fair value at the acquisition date, and are consolidated with those of the Company. The preliminary purchase price allocation is based upon estimates of the fair value of the assets acquired. The purchase price allocation will be finalized by the Company no later than one year from the acquisition date. Determination of fair value required the use of significant assumptions and estimates, including but not limited to, expected utilization of acquired inventory, future expected cash flows and applicable discount rates. The Company used the income approach to determine the fair value of the acquired intangible assets.
The following provides further information on the preliminary purchase price allocations:
Purchase Price

Cash payment	$12,100
Acquisition related costs	219

Total consideration	$12,319

Preliminary Purchase Price Allocation

SYNOVIS LIFE TECHNOLOGIES, INC.
PRO FORMA NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(unaudited) (in thousands)

Accounts receivable	$50
Inventories	2,053
Other current assets	42
Property and equipment	674
Identifiable intangible assets
- Developed technology	6,000
- Acquired in-process research and development	3,500

Assets acquired	$12,319

In accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method, the Company expensed the acquired in-process research and development costs of $3,500 upon the acquisition of substantially all of the assets of Pegasus. The pro forma consolidated condensed statements of operations do not include an adjustment for in-process research and development because it is not expected to have a continuing impact to the Company. The Company assigned an eleven year weighted average amortization period to the identifiable intangible developed technology assets. As the Company assigned the entire purchase price to tangible and identifiable intangible assets, none of the preliminary purchase price was allocated to goodwill.
(3) PRO FORMA ADJUSTMENTS:
The unaudited pro forma combined condensed balance sheet and statements of operations give effect to the following pro forma adjustments:
(a)	Pro forma adjustment reflects total purchase price of $12,319 based on a closing date of April 30, 2009. The total purchase price reflects cash paid of $12,100 for substantially all of the assets of Pegasus Biologics, Inc. (Pegasus), plus acquisition costs of $219.

(b)	Pro forma adjustment reflects Pegasus asset not acquired or liability not assumed.

(c)	To adjust historical Pegasus asset acquired to fair value.

(d)	Pro Forma adjustment represents the estimated fair value of acquired identifiable intangible assets.

(e)	Pro forma adjustment represents deferred tax asset resulting from the acquired in-process research and development immediately expensed upon acquisition.

(f)	Pro forma adjustment represents the elimination of historical Pegasus preferred stock, common stock, additional paid in capital and accumulated deficit. The adjustment to accumulated earnings also includes a $3.5 million in-process research and development charge ($2.2 million after tax) resulting from the acquisition of Pegasus’ assets.

(g)	Pro forma adjustment reflects of amortization of $272 related to acquired intangible assets.

(h)	Pro forma adjustment reflects of amortization of $545 related to acquired intangible assets.

(i)	Pro forma adjustment reflects the tax benefit required to provide for a consolidated pro forma effective tax rate of 37% for the period.

(j)	Pro forma adjustment to eliminate historical Pegasus net interest expense.